          As filed with the Securities and Exchange Commission on
                                                             File No. 333-52139
________________________________________________________________________________
________________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  __________________

                            POST EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    MEDIA 100 INC.
                (Exact name of registrant as specified in its charter)

         Delaware                                   04-2532613
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
organization or incorporation)

                              290 Donald Lynch Boulevard
                        Marlborough, Massachusetts 01752-4748
             (Address of principal executive offices, including zip code)
                              ___________________

                       1986 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of the plan)


                                    Craig Barrows
                            General Counsel and Secretary
                                    Media 100 Inc.
                              290 Donald Lynch Boulevard
                          Marlboro, Massachusetts 01752-4748
                                    (508) 460-1600
(Name, address and telephone number, including area code, of agent for service)

________________________________________________________________________________
________________________________________________________________________________

    PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.   Undertakings.

    The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.;

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlboro, Massachusetts, this 29th day of May, 1998.

                                   Media 100 Inc.

                                   By:    /s/ Steven D. Shea
                                       ---------------------
                                   Name:  Steven D. Shea
                                   Title: Corporate Controller and Chief
                                          Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                     Date
------------------------       -----------------------------     ------------
           *                   President and Chief Executive     May 29, 1998
------------------------       Officer and Director
John A. Molinari               (Principal Executive Officer)


/s/ Steven D. Shea             Corporate Controller and Chief    May 29, 1998
------------------------       Accounting Officer
Steven D. Shea                 (Principal Financial Officer and
                               Principal Accounting Officer)


           *                   Director                          May 29, 1998
------------------------
Maurice L. Castonguay

           *                   Director                          May 29, 1998
------------------------
Roger W. Redmond

           *                   Director                          May 29, 1998
------------------------
Bruce I. Sachs

           *                   Director                          May 29, 1998
------------------------
Paul J. Severino

*By: /s/ Steven D. Shea                                          May 29, 1998
     -------------------
     Steven D. Shea
     (Attorney-in-Fact)


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

                                    EXHIBIT INDEX

Exhibit Number                   Description

   23.3                Consent of Arthur Andersen LLP.

                                          4